Exhibit 99.1

Form of CVR Agreement

CONTINGENT VALUE RIGHTS AGREEMENT

THIS CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [      ], 2013 (this “Agreement”), is entered into by and among Zeneca, Inc., a Delaware corporation (“Parent”), and [                ], a [                ], as Rights Agent.

PREAMBLE

WHEREAS, Omthera Pharmaceuticals, Inc., a Delaware corporation (the “Company”), Parent and KAFA Acquisition Corp., a Delaware corporation (“Merger Subsidiary”), have entered into an Agreement and Plan of Merger dated as of May 27, 2013 (the “Merger Agreement”), pursuant to which Merger Subsidiary will merge with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent; and

WHEREAS, pursuant to the Merger Agreement, and in accordance with the terms and conditions thereof, Parent agreed to provide Holders (as defined below) the right to receive one or more contingent payments upon the achievement of certain milestones as hereinafter described.

NOW, THEREFORE, in consideration of the premises and the consummation of the transactions referred to above, it is mutually covenanted and agreed, for the proportionate benefit of all Holders (as defined below), as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.                         Definitions.

(a)                                                                        Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. The following terms shall have the meanings ascribed to them as follows:

“Acting Holders” means any Holder or Holders of at least 45% of the outstanding CVRs as set forth on the CVR Register.

“AZ Parent” means AstraZeneca PLC.

“Board of Directors” means the board of directors of Parent.

“Board Resolution” means a copy of a resolution (i) certified by a duly authorized officer of Parent to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and (ii) delivered to the Rights Agent.

“Carve-Out Transaction” means any transaction (including a sale of assets, merger, sale of stock or other equity interests, or exclusive licensing transaction), other than a Change of Control, pursuant to which any rights, property or assets (including Intellectual Property Rights and Material Contracts) necessary for the development of Epanova and the Rosuva FDC in accordance with the performance of Parent’s obligations under Section 4.03 are sold, exclusively licensed or otherwise transferred, directly or indirectly, to, or acquired by, directly or indirectly, a Person other than AZ Parent or any of its Subsidiaries.

“Change of Control” means a scheme of arrangement, share purchase or share exchange, or a merger, consolidation or other business combination transaction, involving AZ Parent in which the stockholders of AZ Parent immediately prior to such transaction own less than 50% of AZ Parent’s voting power immediately after such transaction.

“Crestor” means the product known as “Crestor®” marketed by AZ Parent.

“CVRs” means the rights of Holders to receive contingent cash payments pursuant to the Merger Agreement and this Agreement.

“Draft Label” means the draft label for Epanova dated March 11, 2013 set forth on Section 1.01(b) of the Company Disclosure Schedule.

“Epanova” means the product defined in NDA number 205060.

“FDA” means the U.S. Food and Drug Administration, or any successor agency.

“First Milestone Payment” means an amount equal to $[        ] per CVR, payable in cash.(1)

“First Milestone Period” means the period commencing as of the date of this Agreement and ending at 11:59 p.m., New York City time, on July 31, 2014.

“Holder” means, at the relevant time, a Person in whose name a CVR is registered in the CVR Register.

“Independent Accountant” means PricewaterhouseCoopers LLP.

“Labeling” shall have the meaning set forth in 21 U.S.C. § 321(m) and shall include the physician prescribing information approved by the FDA.

(1)  Note to Draft:  To be equal to (i) $30 million, divided by (ii) the number of CVRs granted at the Effective Time pursuant to the Merger Agreement.

“Milestone #1” means receipt by AZ Parent or any of its Affiliates of both (a) and (b) (the Regulatory Approval set forth in (a), the “Milestone #1 Regulatory Approval”; and the exclusivity determination set forth in (b), the “Milestone #1 Determination”) as follows:

a)             Regulatory Approval with respect to Epanova that permits AZ Parent or such Affiliate to market and sell Epanova with approved Labeling that includes all of the following:

i.                  Dosage and Administration - dosage at two grams per day, taken as two capsules once daily, with or without food;

ii.               Indication and Usage - an indication as an adjunct to diet to reduce triglyceride (TG) levels in adult patients with severe (> 500 mg/dL) hypertriglyceridemia;

iii.            Clinical Pharmacology - bioavailability data substantially similar to that set forth in Table 2, Figure 1 and Figure 2 of the Draft Label; and

iv.           Warnings and Precautions - none of the adverse reactions listed in Table 1 of the Draft Label will also be listed as a warning or precaution;

and

b)             a New Chemical Entity (NCE) exclusivity determination, as defined in 21 CFR 314.108(b), of five years of exclusivity, with respect to Epanova.

“Milestone #2” means receipt by AZ Parent or any of its Affiliates of both (a) and (b) as follows:

a)             Regulatory Approval that permits AZ Parent or such Affiliate to market and sell the Rosuva FDC with approved Labeling for use by adult patients with mixed dyslipidemia and TG levels of 200 mg/dL to 500 mg/dL, and who were on statin therapy with any statin to achieve their LDL-C goal, which Labeling includes:

i.                  all indications contained in (i) the then-current Labeling for Crestor and (ii) the Labeling for Epanova as required in connection with clause (b)(i) in this definition of Milestone #2;

and

b)             Regulatory Approval that permits AZ Parent or such Affiliate to market and sell Epanova with approved Labeling for use by adult patients with mixed dyslipidemia and TG levels of 200 mg/dL to 500 mg/dL and who are on statin therapy to achieve their LDL-C goal, which Labeling includes all of the following:

i.                  Indication and Usage - an indication as an adjunct to diet in combination with a statin to (A) reduce non—high-density lipoprotein cholesterol (non—HDL-C); and (B) reduce triglyceride (TG) levels; and

ii.               Warnings and Precautions - none of the adverse reactions listed in Table 1 of the Draft Label will also be listed as a warning or precaution.

“Milestone #3” means (i) receipt by AZ Parent or any of its Affiliates of the Milestone #3 Regulatory Approvals and (ii) achievement of the Net Sales Threshold.

“Milestone #3 Regulatory Approvals” means the Regulatory Approvals set forth in (a) and (b) of the definition of Milestone #2, in each case disregarding the approved Labeling requirements in (a)(i) and (b)(i)-(ii) contained therein.

“Milestone Non-Achievement Certificate” means, as applicable, the Milestone #1 Non-Achievement Certificate, the Milestone #2 Non-Achievement Certificate or the Milestone #3 Non-Achievement Certificate.

“Milestone Payments” means the First Milestone Payment, the Second Milestone Payment and the Third Milestone Payment.

“Milestone Payment Dates” means the First Milestone Payment Date, the Second Milestone Payment Date and the Third Milestone Payment Date.

“Milestone Periods” means the First Milestone Period, the Second Milestone Period and the Third Milestone Period.

“Milestones” means Milestone #1, Milestone #2 and Milestone #3.

“Net Sales” means the aggregate gross revenues received by all Selling Entities for Epanova and/or the Rosuva FDC, as applicable, sold to third parties, including to distributors and end-users (other than any other Selling Entity, except where such other Selling Entity is an end-user of Epanova and/or the Rosuva FDC, as applicable), less the Permitted Deductions with respect to such sales, all as determined in accordance with the applicable Selling Entity’s usual and customary accounting methods consistent with the treatment of other branded prescription products sold by the applicable Selling Entity, which shall be in accordance with GAAP or International Financial Reporting Standards, as applicable, including the accounting methods for translating gross revenues denominated in foreign currencies into United States dollar amounts.  In the case of any sale of Epanova and/or the Rosuva FDC, as applicable, between or among the Selling Entities for resale, Net Sales will be calculated only on the gross revenues received by a Selling Entity on the first arm’s-length sale thereafter to a third party.  In the case of any sale or other commercial disposition for value (i) that is not a bona fide transaction or (ii) other than exclusively for money, Net Sales will be calculated on the market price of

Epanova and/or the Rosuva FDC, as applicable, in the jurisdiction of sale during the relevant period.  Notwithstanding the foregoing, the following shall not be included in Net Sales: (i) Epanova or Rosuva FDC provided for administration to patients enrolled in clinical trials or distributed through a not-for-profit foundation at no or nominal charge to eligible patients in conjunction with a patient assistance program or (ii) commercially reasonable quantities of Epanova or Rosuva FDC used as samples to promote additional sales.

“Net Sales Statement” means a written statement of Parent, certified by the Chief Financial Officer of Parent, setting forth with reasonable detail a calculation of Net Sales for the four most recently concluded calendar quarters.

“Net Sales Threshold” means cumulative worldwide Net Sales of more than $500,000,000 during any period of four consecutive calendar quarters ending at a time at which the Milestone #3 Regulatory Approvals have been received by AZ Parent or any of its Affiliates.

“Officer’s Certificate” means a certificate (i) signed by an authorized officer of Parent, in his or her capacity as such, and (ii) delivered to the Rights Agent.

“Permitted Deductions” means, to the extent not already excluded from gross revenues in accordance with GAAP or International Financial Reporting Standards, as applicable:

(1) normal and customary trade, quantity and prompt settlement discounts;

(2) amounts repaid or credited by reasons of defects, recalls, returns, rebates or allowances of goods, or because of retroactive price reductions or billing corrections;

(3) chargebacks, rebates (or the equivalent thereof) and other amounts paid on sale of Epanova or the Rosuva FDC, as applicable, including such payments mandated by programs of Governmental Authorities;

(4) rebates (or the equivalent thereof) and administrative fees paid to medical healthcare organizations, group purchasing organizations or trade customers, fees for services provided to wholesalers and warehousing chains related to the distribution of Epanova or the Rosuva FDC, as applicable (including the portion thereof reasonably allocable to Epanova or the Rosuva FDC, as applicable, taken or incurred with respect to sales of Epanova or the Rosuva FDC, as applicable, with other products or services), as part of bundling or other forms of multi-product purchase arrangements;

(5) tariffs, duties, excise, sales, value added and other Taxes (other than Taxes based on net income);

(6) reasonable reserves made for uncollectible amounts on previously sold products;

(7) discounts pursuant to indigent patient programs and patient discount programs and coupon discounts;

(8) the portion of the annual fee on prescription drug manufacturers imposed by the Patient Protection and Affordable Care Act, Pub. L. No. 111-148, that the applicable Selling Entity allocates to sales of Epanova or the Rosuva FDC, as applicable, in accordance with the applicable Selling Entity’s standard policies and procedures consistently applied across its products, as applicable; and

(9) an allowance for transportation costs, distribution expenses, special packaging and related insurance charges in an aggregate amount equal to two percent of the amount of gross revenues net of the amounts described in items (1) through (8) above.

“Permitted Transfer” means a transfer of one or more CVRs (i) upon death by will or intestacy; (ii) by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee; (iii) made pursuant to a court order; (iv) made by operation of law (including a consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; (v) in the case of CVRs payable to a nominee, from a nominee to a beneficial owner (and, if applicable, through an intermediary) or from such nominee to another nominee for the same beneficial owner, in each case as allowable by the Depository Trust Company; or (vi) as provided in Section 2.06.

“Regulatory Approval” means an approved “new drug application” and supplements thereto, and any other approval, license or authorization issued by the FDA required for the commercial manufacture, marketing and sale of Epanova and/or the Rosuva FDC, as applicable, in the United States in accordance with Applicable Law.

“Rights Agent” means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” shall mean such successor Rights Agent.

“Rosuva FDC” means a pharmaceutical product that contains both rosuvastatin and Epanova as its sole active ingredients, co-formulated in a single, fixed dose combination.

“Second Milestone Payment” means an amount equal to $[      ] per CVR, payable in cash.(2)

“Second Milestone Period” means the period commencing as of the date of this Agreement and ending at 11:59 p.m., New York City time, on March 31, 2016.

(2)  Note to Draft:  To be equal to (i) $90 million, divided by (ii) the number of CVRs granted at the Effective Time pursuant to the Merger Agreement.

“Selling Entity” means AZ Parent, its controlled Affiliates and their respective licensees with respect to Epanova and/or the Rosuva FDC (but not a distributor of any such Person).

“Third Milestone Payment” means the sum of the First Milestone Payment and the Second Milestone Payment, less any Milestone Payments previously paid by Parent.

“Third Milestone Period” means the period commencing as of the end of the Second Milestone Period and ending at 11:59 p.m., New York City time, on December 31, 2020.

(b)                                                                        Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Acting Holders	2.04(h)
Agreement	Preamble
Company	Recitals
CVR Register	2.03(b)
Dispute Notice	4.04(b)
Disputed Items	4.04(b)
First Milestone Payment Date	2.04(a)
Loss	3.02(g)
Merger Subsidiary	Recitals
Merger Agreement	Recitals
Milestone #1 Achievement Certificate	2.04(a)
Milestone #1 Non-Achievement Certificate	2.04(b)
Milestone #2 Achievement Certificate	2.04(c)
Milestone #2 Non-Achievement Certificate	2.04(d)
Milestone #3 Achievement Certificate	2.04(e)
Milestone #3 Non-Achievement Certificate	2.04(f)
Obligations	6.13(a)
Parent	Preamble
Second Milestone Payment Date	2.04(c)
Third Milestone Payment Date	2.04(e)

ARTICLE 2
CONTINGENT VALUE RIGHTS

Section 2.01.                          Holders of CVRs; Appointment of Rights Agent.

(a)                                                                        As provided in the Merger Agreement, each Holder shall be entitled to one CVR for each Share outstanding immediately prior to the Effective Time that is converted into the right to receive the Merger Consideration pursuant to the Merger Agreement.

(b)                                                                        Parent hereby appoints the Rights Agent to act as rights agent for Parent in accordance with the terms and conditions set forth in this Agreement, and the Rights Agent hereby accepts such appointment.

Section 2.02.                          Nontransferable.

CVRs may not be sold, assigned, transferred, pledged, encumbered or transferred or disposed of in any other manner, in whole or in part, other than pursuant to a Permitted Transfer.

Section 2.03.                          No Certificate; Registration; Registration of Transfer; Change of Address.

(a)                                                                        CVRs shall not be evidenced by a certificate or other instrument.

(b)                                                                        The Rights Agent shall keep a register (the “CVR Register”) for the purposes of (i) identifying the Holders of CVRs and (ii) registering CVRs and Permitted Transfers thereof.

(c)                                                                         Subject to the restriction on transferability set forth in Section 2.02, every request made to transfer a CVR must be in writing and accompanied by a written instrument of transfer and other requested documentation in form reasonably satisfactory to the Rights Agent, duly executed by the registered Holder or Holders thereof, or by the duly appointed legal representative, personal representative or survivor of such Holder or Holders, setting forth in reasonable detail the circumstances relating to the transfer.  Upon receipt of such written notice, the Rights Agent shall, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions of this Agreement, register the transfer of the applicable CVRs in the CVR Register.  All duly transferred CVRs registered in the CVR Register shall be the valid obligations of Parent, evidencing the same right, and entitling the transferee to the same benefits and rights under this Agreement, as those held by the transferor.  No transfer of a CVR shall be valid until registered in the CVR Register, and any transfer not duly registered in the CVR Register will be void ab initio. Any transfer or assignment of CVRs shall be without charge (other than the cost of any transfer tax) to the applicable Holder.

(d)                                                                        A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. Such written request must be duly executed by such Holder. Upon receipt of such written notice, the Rights Agent shall promptly record the change of address in the CVR Register.

Section 2.04.                          Payment Procedures.

(a)                                                                        If (x) the Milestone #1 Regulatory Approval is attained at any time during the First Milestone Period and (y) the Milestone # 1 Determination is received on or before September 30, 2014, then on a date (the “First Milestone Payment Date”) that is within 15 Business Days following the later of (x) and (y), Parent shall deliver to the Rights Agent (i) a certificate (the “Milestone #1 Achievement Certificate”) certifying the date of the satisfaction of Milestone #1 and that the Holders are entitled to receive the First Milestone Payment and (ii) cash in the aggregate amount of the First Milestone Payment payable to the Holders.

(b)                                                                        If (x) the Milestone #1 Regulatory Approval is not attained at any time during the First Milestone Period or (y) the Milestone # 1 Determination is not received on or before September 30, 2014 (or, if earlier, the FDA finally determines not to grant a New Chemical Entity (NCE) exclusivity determination, as defined in 21 CFR 314.108(b), of five years of exclusivity, with respect to Epanova), then on or before the date that is 15 Business Days after the later of (x) and (y), Parent shall deliver to the Rights Agent a certificate (the “Milestone #1 Non-Achievement Certificate”) certifying that Milestone #1 has not occurred and that Parent has complied in all material respects with its obligations under this Agreement.

(c)                                                                         If Milestone #2 is attained at any time during the Second Milestone Period, then on a date (the “Second Milestone Payment Date”) that is within 15 Business Days following such event, Parent shall deliver to the Rights Agent (i) a certificate (the “Milestone #2 Achievement Certificate”) certifying the date of the satisfaction of Milestone #2 and that the Holders are entitled to receive the Second Milestone Payment and (ii) cash in the aggregate amount of the Second Milestone Payment payable to the Holders.

(d)                                                                        If Milestone #2 is not attained at any time during the Second Milestone Period, then on or before the date that is 15 Business Days after the last day of the Second Milestone Period, Parent shall deliver to the Rights Agent a certificate (the “Milestone #2 Non-Achievement Certificate”) certifying that Milestone #2 has not occurred and that Parent has complied in all material respects with its obligations under this Agreement.

(e)                                                                         If Milestone #3 is attained at any time during the Third Milestone Period, then on a date (the “Third Milestone Payment Date”) that is within 30 days following such event, Parent shall deliver to the Rights Agent (i) a certificate (the “Milestone #3 Achievement Certificate”) certifying the date of the satisfaction of Milestone #3 and that the Holders are entitled to receive the Third Milestone Payment and (ii) cash in the aggregate amount of the Third Milestone Payment payable to the Holders.

(f)                                                                          If Milestone #3 is not attained at any time during the Third Milestone Period, then on or before the date that is 30 days after the last day of the Third Milestone Period, Parent shall deliver to the Rights Agent a certificate (the “Milestone #3 Non-Achievement Certificate”) certifying that Milestone #3 has not occurred and that Parent has complied in all material respects with its obligations under this Agreement.  The Milestone #3 Non-Achievement Certificate shall include the Net Sales Statement with respect to the four consecutive calendar quarters ending at the end of the Third Milestone Period.

(g)                                                                         The Rights Agent shall promptly, and in no event later than 10 Business Days after receipt, send each Holder at its address set forth in the CVR Register a copy of any certificate delivered by Parent pursuant to this Section 2.04.  If in such certificate Parent certifies that a Milestone Payment is payable to the Holders, then, at the time the Rights Agent sends a copy of such certificate to the Holders, the Rights Agent shall also pay the applicable Milestone Payment to each of the Holders (the amount which each Holder is entitled to receive, subject to Section 2.04(i), will be based on the applicable Milestone Payment multiplied by the number of CVRs held by such Holder at the time of such payment as reflected on the CVR Register) by check mailed to the address of each Holder as set forth in the CVR Register as of the close of business on the first Business Day prior to the applicable Milestone Payment Date.

(h)                                                                        If the Rights Agent does not receive from the Acting Holders a written objection to a Milestone Non-Achievement Certificate (including, in the case of the Milestone #3 Non-Achievement Certificate, the timely delivery of a Dispute Notice with respect to the final Net Sales Statement in accordance with Section 4.04(b)(ii)) within 90 days of delivery by the Rights Agent of such Milestone Non-Achievement Certificate to the Holders in accordance with Section 2.04(g), the Holders shall be deemed to have accepted such Milestone Non-Achievement Certificate and Parent and its Affiliates shall have no further obligation with respect to the applicable Milestone Payment.

(i)                                                                            Except to the extent any portion of any Milestone Payment is required to be treated as imputed interest pursuant to Applicable Law, the Holders and the parties hereto agree to treat the CVRs and all Milestone Payments for all Tax purposes as additional consideration for the Shares, Restricted Shares and Company Warrants pursuant to the Merger Agreement, and none of the Holders and the parties hereto will take any position to the contrary on any Tax Return or for other Tax purposes except as required by Applicable Law.  The Company shall report imputed interest on the CVRs pursuant to Section 483 of the Code.

(j)                                                                           Parent shall be entitled to deduct and withhold, or cause to be deducted and withheld, from each Milestone Payment otherwise payable pursuant to this Agreement, such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of Applicable Law relating to Taxes.  To the extent that amounts are so deducted and withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made.  Prior to making any such tax withholdings or causing any such tax withholdings to be made with respect to any Holder, the Rights Agent shall, to the extent practicable, provide notice to the Holder of such potential withholding and a reasonable opportunity for the Holder to provide any necessary tax forms (including an IRS Form W-9 or an applicable IRS Form W-8) in order to avoid or reduce such withholding amounts; provided that the time period for payment of a Milestone Payment by the Rights Agent set forth in Section 2.04(g) shall be extended by a period equal to any delay caused by the Holder providing such forms.

(k)                                                                        Any portion of a Milestone Payment that remains undistributed to the Holders six months after the applicable Milestone Payment Date shall be delivered by the Rights Agent to Parent, upon demand, and any Holder shall thereafter look only to Parent for payment of such Milestone Payment.

(l)                                                                            If any Milestone Payment (or portion thereof) remains unclaimed by a Holder two years after the applicable Milestone Payment Date (or immediately prior to such earlier date on which such Milestone Payment would otherwise escheat to or become the property of any Governmental Authority), any such Milestone Payment (or portion thereof) shall, to the extent permitted by Applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.  Neither Parent nor the Rights Agent shall be liable to any Person in respect of a Milestone Payment delivered to a public official pursuant to any applicable abandoned property, escheat or similar legal requirement under Applicable Law.

Section 2.05.                          No Voting, Dividends or Interest; No Equity or Ownership Interest in Parent.

(a)                                                                        CVRs shall not have any voting or dividend rights, and interest shall not accrue on any amounts payable in respect of CVRs.

(b)                                                                        CVRs shall not represent any equity or ownership interest in Parent, any constituent company to the Merger or any of their respective Affiliates.

Section 2.06.                          Ability to Abandon CVR.

A Holder may at any time, at such Holder’s option, abandon all of such Holder’s remaining rights in a CVR by transferring such CVR to Parent without consideration therefor.  Nothing in this Agreement is intended to prohibit Parent from offering to acquire CVRs for consideration in its sole discretion.

ARTICLE 3
THE RIGHTS AGENT

Section 3.01.                          Certain Duties and Responsibilities.

(a)                                                                        The Rights Agent shall not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent such liability arises as a result of the willful misconduct, bad faith or gross negligence of the Rights Agent.

(b)                                                                        The Acting Holders may direct the Rights Agent to act on behalf of the Holders in enforcing any of their rights hereunder.  The Rights Agent shall be under no obligation to institute any action, suit or proceeding, or to take any other action likely to result in the incurrence of material expenses by the Rights Agent, unless the Acting Holders (on behalf of the Holders) shall furnish the Rights Agent with reasonable security and indemnity for any costs and expenses that may be incurred.  All rights of action under this Agreement may be enforced by the Rights Agent, any action, suit or proceeding instituted by the Rights Agent shall be brought in its name as the Rights Agent and any recovery in connection therewith shall be for the proportionate benefit of all the Holders, as their respective rights or interests may appear.

Section 3.02.                          Certain Rights of Rights Agent.

(a)                                                                        The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Rights Agent.

(b)                                                                        The Rights Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

(c)                                                                         Whenever the Rights Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent may, in the absence of bad faith, gross negligence or willful misconduct on its part, rely upon an Officer’s Certificate.

(d)                                                                        The Rights Agent may engage and consult with counsel of its selection and the written advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(e)                                                                         Any permissive rights of the Rights Agent hereunder shall not be construed as a duty.

(f)                                                                          The Rights Agent shall not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the premises.

(g)                                                                         Parent agrees to indemnify the Rights Agent for, and to hold the Rights Agent harmless from and against, any loss, liability, damage or expense (“Loss”) suffered or incurred by the Rights Agent and arising out of or in connection with Rights Agent’s performance of its obligations under this Agreement, including the reasonable costs and expenses of defending the Rights Agent against any claims, charges, demands, actions or suits arising out of or in connection with such performance, except to the extent such Loss shall have been determined by a court of competent jurisdiction to have resulted from the Rights Agent’s gross negligence, bad faith or willful misconduct.  Parent’s obligations under this Section 3.02(g) to indemnify the Rights Agent shall survive the resignation or removal of any Rights Agent and the termination of this Agreement.

(h)                                                                        In addition to the indemnification provided under Section 3.02(g), Parent agrees (i) to pay the fees of the Rights Agent in connection with the Rights Agent’s performance of its obligations hereunder, as agreed upon in writing by the Rights Agent and Parent on or prior to the date of this Agreement, and (ii) to reimburse the Rights Agent promptly upon demand for all reasonable and documented out-of-pocket expenses, including all Taxes (other than income, receipt, franchise or similar Taxes) and governmental charges, incurred by the Rights Agent in the performance of its obligations under this Agreement.

Section 3.03.                          Resignation and Removal; Appointment of Successor.

(a)                                                                        The Rights Agent may resign at any time by giving written notice thereof to Parent and the Holders specifying a date when such resignation shall take effect, which notice shall be sent at least 60 days prior to the date so specified (or, if earlier, the appointment of the successor Rights Agent).

(b)                                                                        Parent shall have the right to remove the Rights Agent at any time by a Board Resolution specifying a date when such removal shall take effect.  Notice of such removal shall be given by Parent to the Rights Agent, which notice shall be sent at least 60 days prior to the date so specified (or, if earlier, the appointment of the successor Rights Agent).

(c)                                                                         If the Rights Agent shall resign, be removed or become incapable of acting, Parent shall promptly appoint a qualified successor Rights Agent by a Board Resolution.  The successor Rights Agent so appointed shall, forthwith upon its acceptance of such appointment in accordance with this Section 3.03(c) and Section 3.04, become the Rights Agent for all purposes hereunder.

(d)                                                                        Parent shall give notice of each resignation or removal of the Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail, postage prepaid, to the Holders as their names and addresses appear in the CVR Register.  Each notice shall include the name and address of the successor Rights Agent.  If Parent fails to send such notice within 10 Business Days after acceptance of appointment by a successor Rights Agent, the successor Rights Agent shall cause the notice to be mailed at the expense of Parent.

(e)                                                                         Notwithstanding anything to the contrary in this Section 3.03, unless consented to in writing by the Acting Holders, Parent shall not appoint as a successor Rights Agent any Person that is not a stock transfer agent of national reputation or the corporate trust department of a commercial bank.

Section 3.04.                          Acceptance of Appointment by Successor.

Every successor Rights Agent appointed hereunder shall, at or prior to such appointment, execute, acknowledge and deliver to Parent and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the Rights Agent; provided that upon the request of Parent or the successor Rights Agent, such resigning or removed Rights Agent shall execute and deliver an instrument transferring to such successor Rights Agent all the rights, powers and trusts of such resigning or removed Rights Agent.

ARTICLE 4
COVENANTS

Section 4.01.                          List of Holders.

Parent shall furnish or cause to be furnished to the Rights Agent, in such form as Parent receives from the Company’s transfer agent (or other agent performing similar services for the Company), the names and addresses of the Holders within 30 Business Days following the Closing Date.

Section 4.02.                          Payment of Milestone Payments.

Parent shall duly and promptly deposit with the Rights Agent for payment to the Holders the Milestone Payments, if any, in the manner provided for in Section 2.04 and in accordance with the terms of this Agreement.

Section 4.03.                          Efforts.

(a)                                                                        Unless this Agreement shall have earlier been terminated as provided herein, until the end of the applicable Milestone Period, Parent shall, shall cause its Affiliates to and shall use its commercially reasonable efforts to cause its and their licensees (in the case of such Affiliates and licensees, only to the extent such Persons are engaged in the development, commercialization, manufacture, marketing, distribution or selling of Epanova and/or the Rosuva FDC) to use their respective commercially reasonable efforts consistent with those used by Persons in the pharmaceutical industry similar in size to, and with similar resources as, AZ Parent (or, with respect to any such licensee, Persons in the pharmaceutical industry similar in size to, and with similar resources as, such licensee) and the general practices and standards in the pharmaceutical industry, in each case, relating to the development, commercialization, manufacture, marketing, distribution and selling of similar products with similar economic potential, taking into account all relevant factors including, as applicable, stage of development or product life, mechanism of action, efficacy and safety relative to competitive products in the marketplace, anticipated development cost (not including any payments required to be made under this Agreement), material changes in expected timelines, the anticipated prescription label, the nature of the product, actual or anticipated regulatory approval process (not including the cost and likelihood of obtaining any such regulatory approval), patient needs, the nature and extent of market exclusivity (including patent coverage and regulatory exclusivity), the clinical setting in which it is expected to be used, competitiveness of the marketplace, other product candidates, competing products, actual or projected profitability, payer reimbursement and other conditions then prevailing from time to time, to achieve the Milestones.  The Holders acknowledge that (i) any determination by Parent to develop the Rosuva FDC with rosuvastatin calcium shall not, in and of itself, constitute a violation or breach of its obligations under this Section 4.03(a) and (ii) Parent may otherwise engage in such development in accordance with its obligations under this Section 4.03(a).

(b)                                                                        Except as otherwise provided in Section 4.03(a), Parent and its Affiliates shall have the right, in their sole and absolute discretion, to direct and control the development, commercialization, manufacture, marketing, distribution and selling of Epanova and the Rosuva FDC in all respects, including the right to determine whether to test, develop or pursue, market, make any regulatory filings or seek any regulatory approvals with respect to, make any strategic product portfolio decisions affecting, or otherwise advance, Epanova and the Rosuva FDC.

Section 4.04.                          Net Sales Statement.

(a)                                                                        Delivery of Net Sales Statements.  On or before the date that is 30 days after the last day of the first full calendar quarter following the occurrence of both (i) the achievement of the Milestone #3 Regulatory Approvals and (ii) the first commercial sale of Epanova or the Rosuva FDC by a Selling Entity, Parent shall cause to be delivered to the Rights Agent (who shall promptly, and in any event within five Business Days of receipt, deliver to each Holder at the applicable address set forth in the CVR Register) (A) notice of the occurrence of the first commercial sale of Epanova or the Rosuva FDC, as applicable, and (B) a Net Sales Statement.  Thereafter, on or before the date that is 30 days after the last day of each subsequent calendar quarter, Parent shall cause a Net Sales Statement to be delivered solely to the Rights Agent.  Upon the written request of any Holder, the Rights Agent shall promptly, and in no event later than 10 Business Days after such request, send such Holder at its address set forth in the CVR Register a copy of any Net Sales Statement delivered by Parent to the Rights Agent pursuant to this Section 4.04(a).

(b)                                                                        Audit Rights and Dispute Resolution.

(i)                                                                                                                                     From and after the delivery of the first Net Sales Statement (and no more than once during any period of four consecutive calendar quarters, except in connection with the final Net Sales Statement), upon reasonable advance written notice from the Acting Holders, Parent shall permit the Acting Holders (and, if applicable, the Independent Accountant) to have access at reasonable times during normal business hours to the books and records of Parent and its Affiliates as may be reasonably necessary to evaluate and verify the accuracy of the Net Sales calculations set forth in the most recently delivered Net Sales Statement and the figures underlying such calculations to the extent such Net Sales calculations (i) have not become conclusive and binding on the Rights Agent and the Holders in accordance with Section 4.04(b)(ii) and (ii) have not been previously audited by the Independent Accountant in accordance with this Section 4.04(b); provided that (x) the Acting Holders (and, if applicable, the Independent Accountant) enter into customary confidentiality agreements reasonably satisfactory to Parent with respect to the confidential information of Parent or its Affiliates to be furnished pursuant to this Section 4.04(b) and (y) such access does not unreasonably interfere with the conduct of the business of Parent or any of its Affiliates.

(ii)                                                                                                                                  In the event the Acting Holders dispute any calculation of Net Sales in the most recently delivered Net Sales Statement, within 90 days after delivery by Parent to the Rights Agent of such Net Sales Statement in accordance with Section

4.04(a), the Acting Holders shall provide Parent with written notice (a “Dispute Notice”) of such dispute in reasonable detail, together with supporting documentation (the items so disputed, the “Disputed Items”).  If the Acting Holders fail to deliver a Dispute Notice within such 90-day period, the calculations set forth in the applicable Net Sales Statement shall become conclusive and binding on the Rights Agent and the Holders.  If the Acting Holders deliver a Dispute Notice within such 90-day period, all calculations and items set forth in the applicable Net Sales Statement other than the Disputed Items shall become conclusive and binding on the Rights Agent and the Holders.  The initiation of a review by the Acting Holders as contemplated by this Section 4.04(b) shall not relieve Parent of its obligation to pay any Milestone Payment for which notice of achievement has been given.

(iii)                                                                                                                               For ten Business Days following the delivery of a Dispute Notice, Parent and the Acting Holders shall attempt in good faith to resolve the Disputed Items.  To the extent the parties fail to resolve such Disputed Items within such ten-Business Day period, the parties shall submit the unresolved Disputed Items to the Independent Accountant for final determination (it being understood that the Acting Holders shall only be permitted to submit any unresolved Disputed Items to the Independent Accountant one time per calendar year).  The Independent Accountant shall deliver to Parent and the Acting Holders, as promptly as practicable (and in any event within 30 days), a report setting forth the Independent Accountant’s determination with respect to each of such Disputed Items; provided that the Independent Accountant’s determination with respect to each Disputed Item shall be no more favorable to Parent than as reflected in the applicable Net Sales Statement and no more favorable to the Holders than as reflected in the applicable Dispute Notice.  The determination of the Independent Accountant with respect to the Disputed Items shall be final, conclusive and binding on Parent and the Holders, shall be non-appealable and shall not be subject to further review.  The fees charged by the Independent Accountant shall be borne by Parent.

(iv)                                                                                                                              If, based on the procedures set forth in Section 4.04(b)(iii), Parent and the Acting Holders or the Independent Accountant, as applicable, conclude that the Net Sales Threshold was achieved during the four most recently concluded calendar quarters and that the Third Milestone Payment should have been paid but was not paid when due, Parent shall pay the Third Milestone Payment in accordance with Section 2.04(e).

(v)                                                                                                                                 Parent shall not, and shall cause its Affiliates not to, enter into any Carve-Out Transaction unless the agreement with respect to such Carve-Out Transaction contains provisions that would provide the Acting Holders and the Independent Accountant with access to the books and records of the acquirer or other surviving entity, as applicable, in such transaction in accordance with this Section 4.04(b).

ARTICLE 5
AMENDMENTS

Section 5.01.                          Amendments Without Consent of Holders or Rights Agent.

(a)                                                                        Parent, when authorized by a Board Resolution, at any time or from time to time, may unilaterally enter into one or more amendments hereto for any of the following purposes, without the consent of any of the Holders or the Rights Agent, so long as, in the cases of clauses (ii) through (iv), such amendments do not, individually or in the aggregate, adversely affect the interests of the Holders:

(i)                                                                                                                                     to evidence the appointment of another Person as a successor Rights Agent and the assumption by any successor Rights Agent of the covenants and obligations of the Rights Agent herein in accordance with the provisions hereof;

(ii)                                                                                                                                  to add to the covenants of Parent such further covenants, restrictions, conditions or provisions as the Board of Directors shall determine to be for the protection of the Holders;

(iii)                                                                                                                               to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; or

(iv)                                                                                                                              as may be necessary or appropriate to ensure that CVRs are not subject to registration under the Securities Act or the Exchange Act.

(b)                                                                        Promptly after the execution by Parent of any amendment pursuant to the provisions of this Section 5.01, Parent shall mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as set forth on the CVR Register, setting forth in general terms the substance of such amendment.

Section 5.02.                          Amendments with Consent of Holders.

(a)                                                                        In addition to any amendments to this Agreement that may be made by Parent without the consent of any Holder or the Rights Agent pursuant to Section 5.01, with the consent of the Holders of not less than a majority of the outstanding CVRs, whether evidenced in writing or taken at a meeting of the Holders, Parent, when authorized by a Board Resolution, and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is adverse to the interests of the Holders.

(b)                                                                        Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.02, Parent shall mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as set forth on the CVR Register, setting forth in general terms the substance of such amendment.

Section 5.03.                          Execution of Amendments.

In executing any amendment permitted by this Article 5, the Rights Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel selected by Parent stating that the execution of such amendment is authorized or permitted by this Agreement.  The Rights Agent may, but is not obligated to, enter into any such amendment that affects the Rights Agent’s own rights, privileges, covenants or duties under this Agreement or otherwise.

Section 5.04.                          Effect of Amendments.

Upon the execution of any amendment under this Article 5, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and every Holder shall be bound thereby.

ARTICLE 6
MISCELLANEOUS

Section 6.01.                          Notices to Rights Agent and Parent.

All notices, requests and other communications to the Rights Agent or Parent hereunder shall be in writing (including facsimile transmission) and shall be given,

if to the Rights Agent, to:

[                          ]

[Address]

Attn: [                          ]

Facsimile:

if to Parent, to:

Zeneca, Inc.
1800 Concord Pike

Wilmington, DE 19850-5437
Attn: Richard Kenny, Assistant General Counsel, Legal Department

Fascimile No.:  (302) 885-6862

with a copy to (which shall not constitute notice):

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attn: Paul R. Kingsley
Facsimile: (212) 701-5800

or to such other address or facsimile number as such party may hereafter specify for the purpose by written notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.

Section 6.02.                          Notice to Holders.

All notices, requests and communications required to be given to the Holders shall be given (unless otherwise herein expressly provided) in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his, her or its address set forth in the CVR Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to the Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Section 6.03.                          Entire Agreement.

This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter of this Agreement.

Section 6.04.                          Carve-Out Transactions.

(a)                                                                        Prior to the expiration of the Third Milestone Period, AZ Parent shall not, and shall not permit any of its Subsidiaries to, enter into a Carve-Out Transaction unless:

(i)                                                                                                                                     (A) the Board of Directors determines in good faith that, following such Carve-Out Transaction, the acquirer or other surviving entity, as applicable, is reasonably capable of complying with the obligations of Parent hereunder, including (I) developing Epanova and the Rosuva FDC in accordance with the performance of Parent’s obligations under Section 4.03 and (II) making due and punctual payment of the Milestone Payments and (B) the acquirer or other surviving entity, as applicable, expressly assumes due and punctual payment of such amounts if, as and when payable with respect to the CVRs and the performance of all of Parent’s obligations, duties and covenants under this Agreement, subject to the limitations expressly set forth herein; and

(ii)                                                                                                                                  upon the consummation of such Carve-Out Transaction, such acquirer or other surviving entity, as applicable, shall own or have a valid right to use all rights, property and assets (including Intellectual Property Rights and Material Contracts) necessary in connection with the development of Epanova and the Rosuva FDC in accordance with the performance of Parent’s obligations under Section 4.03.

(b)                                                                        No later than five Business Days prior to the consummation of any Carve-Out Transaction, Parent shall deliver to the Rights Agent an Officer’s Certificate stating that such Carve-Out Transaction complies with Section 6.04(a) and that all conditions precedent herein provided for relating to such transaction have been complied with in all material respects.

(c)                                                                         Upon any Carve-Out Transaction in accordance with this Section 6.04, the acquirer or other surviving entity, as applicable, shall succeed to, and be substituted for, and may exercise every right and power of, Parent under this Agreement with the same effect as if such Person had been named as Parent herein, and thereafter Parent shall be relieved of all obligations and covenants under this Agreement.

Section 6.05.                          Successors and Assigns.

This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns.  The Rights Agent may not assign this Agreement without Parent’s consent.  Except in connection with a Carve-Out Transaction, Parent may not assign this Agreement without the prior written consent of the Acting Holders.  Any attempted assignment of this Agreement or any of such rights in violation of this Section 6.05 shall be void and of no effect.

Section 6.06.                          Benefits of Agreement.

Nothing in this Agreement, express or implied, shall give to any Person (other than the parties hereto, the Holders and their permitted successors and assigns hereunder) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto, the Holders and their permitted successors and assigns.  The Holders shall have no rights hereunder except as are expressly set forth herein and in the Merger Agreement.

Section 6.07.                          Governing Law.

This Agreement and CVRs shall be governed by and construed in accordance with the laws of the State of Delaware without regards to its rules of conflicts of laws.

Section 6.08.                          Jurisdiction.

The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.01 shall be deemed effective service of process on such party.

Section 6.09.                          WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.10.                          Severability Clause.

In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall for any reason be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by Applicable Law.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 6.11.                          Counterparts; Effectiveness.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.  Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 6.12.                          Termination.

This Agreement shall be terminated and of no force or effect, and the parties hereto shall have no liability hereunder, upon the earlier to occur of (a) the payment of both the First Milestone Payment and the Second Milestone Payment, (b) the payment of the Third Milestone Payment and (c) the expiration of the Third Milestone Period, unless there is an ongoing audit pursuant to Section 4.04(b), in which case until such audit has been completed.  The termination of this Agreement shall not affect or limit the right to receive Milestone Payments under Section 2.04 to the extent earned prior to termination of this Agreement and the provisions applicable thereto shall survive the expiration or termination of this Agreement.

Section 6.13.                          Construction.

(a)                                                                        For purposes of this Agreement, whenever the context requires: singular terms shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b)                                                                        As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(c)                                                                         The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

ZENECA, INC.

By:
Name:
Title:

[RIGHTS AGENT]

By:
Name:
Title: